UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 19, 2012 (March 18, 2012)

VERINT SYSTEMS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34807	11-3200514
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors.

Effective March 18, 2012, Paul Baker, John Bunyan, and Charles Burdick resigned from the Verint Systems Inc. (“Verint”, “we”, “us”, or “our”) board of directors (the “Board”) and all committees thereof, and Mr. Burdick resigned as chairman of our Board.  None of Messrs. Baker’s, Bunyan’s, and Burdick’s resignation was the result of any disagreement with Verint or its operations, policies, or practices.

(d) Appointment of New Directors.

On March 18, 2012, Augustus Oliver, Theodore Schell, and Mark Terrell were elected to our Board, and Augustus Oliver was selected by our Board as its chairman.  Messrs. Oliver, Schell, and Terrell are directors of Comverse Technology, Inc. (“Comverse”), our majority stockholder.  Because Comverse holds a majority of the voting power for the election of our board of directors, Comverse has the ability, acting alone, to remove existing directors and/or to elect new directors to our Board in order to fill vacancies.  For more information about Comverse’s ownership of a majority of our common stock (assuming conversion of our convertible preferred stock), its control of our Board, and a description of various agreements between Comverse and Verint, please see our definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2011.

Mr. Oliver, age 62, has served as a member of Comverse’s board of directors since May 2007 and as Comverse’s board of director’s Independent Lead Director since March 2011. Since March 2005, Mr. Oliver has been a managing member of Oliver Press Partners, LLC, an investment advisor, and, prior to that, a Senior Managing Director of WaterView Advisors LLC, a private equity investment firm since October 1999. Mr. Oliver currently serves as a director of Scholastic Corporation, a global children’s publishing, education and media company, and The Phoenix Companies, Inc., a provider of life insurance and annuity products. Mr. Oliver also served as a director of Emageon, Inc. during the last five years.

Mr. Schell, age 67, has served as a member of Comverse’s board of directors since December 2006. Mr. Schell is currently a Managing Director at Associated Partners LP, a private equity firm focusing on media and telecommunications and prior to which, he held the position of Managing Director at Apax Partners where he oversaw U.S. investments in telecommunications and related technology companies. From 1989 to 2000, Mr. Schell served as Senior Vice President of Strategy and Corporate Development and as a member of the Management Committee at Sprint Corporation. From 1983 to 1988, he served as President and Chief Executive Officer of Realcom Communications Corporation, an integrated provider of voice and data services to corporate clients, which he founded. Mr. Schell also held the position of Counselor and Chief of Staff to the U.S. Secretary of Commerce where he served from 1977 to 1981. Mr. Schell is currently a member of the board of directors, the audit committee and the strategy committee of Clearwire Corporation, a wireless broadband networks operator. Mr. Schell also served as a director of RCN Corporation during the last five years.

Mr. Terrell, age 66, has served as a member of Comverse’s board of directors since July 2006. From December 2006 to March 2008, Mr. Terrell served as non-executive Chairman of the Board. Mr. Terrell served as the Partner in Charge and Executive Director of KPMG’s Audit Committee Institute (“ACI”) from 2000 to 2004, in which capacity he established the ACI mission and strategy. Mr. Terrell was a KPMG audit engagement partner from 1979 to 2000 and acted, from 1985 to 2000, as the Office Managing Partner of three KPMG offices—El Paso, Texas; Albuquerque, New Mexico; and St. Petersburg, Florida. During Mr. Terrell’s thirty-five year career in public accounting he served on a number of not-for-profit boards in each of the communities in which he practiced, and he has spoken extensively on both audit committee and broader corporate governance issues. Since his retirement from KPMG in 2004, Mr. Terrell has participated extensively as a faculty member of the National Association of Corporate Directors.

Each of Messrs. Oliver, Schell, and Terrell is expected to become party to an Indemnification Agreement with us on the same basis as our other directors, the terms of which are described in our Annual Report on Form 10-K for the year ended January 31, 2011.

The information referred to in “Item 8.01 Other Events” below related to Messrs. Oliver’s, Schell’s, and Terrell’s committee memberships is incorporated by reference herein.

Item 8.01. Other Events

Effective March 18, 2012, in connection with Messrs. Oliver’s, Schell’s, and Terrell’s election to the Board, Mr. Oliver was appointed as a member of and chairman of the Corporate Governance and Nominating Committee of our Board.  As a result, as of March 18, 2012, the members of the Corporate Governance and Nominating Committee are: Victor DeMarines, Augustus Oliver, Howard Safir and Shefali Shah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: March 19, 2012

	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer